Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 and related proxy statement/prospectus of CleanTech Acquisition Corp. of our report dated December 9, 2021, with respect to the financial statements of Nauticus Robotics, Inc. (formerly Houston Mechatronics, Inc.). We also consent to the reference to our firm under the heading “Experts” in the proxy statement/prospectus which is part of this Registration Statement.

/s/ Whitley Penn LLP

Houston, Texas

January 31, 2022